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                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions 'Selected Financial Data' and 'Experts' and to the use of our reports dated March 1, 1996, except for the first paragraph of Note K, as to which the date is June 24, 1996, in the Registration Statement on Form S-1 and the related Prospectus of Cellular Technical Services Company, Inc. for the registration of 1,725,000 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP

Seattle, Washington
July 1, 1996